UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of Incorporation)

001-38352

(Commission File Number)

47-4116383

(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 13, 2019, Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation, (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly owned indirect subsidiary of ADT Inc. (the “Company”), priced the previously announced offering (the “Offering”) of an additional $600 million aggregate principal amount of their 5.750% first-priority senior secured notes due 2026, which represents an increase of $100 million from the aggregate principal amount previously disclosed, issued under the existing indenture, dated as of April 4, 2019 (the “Notes”). The Offering is expected to close on September 23, 2019, subject to customary closing conditions.

The Issuers expect to use the proceeds from the Offering and previously announced amendment to the Issuer’s existing credit agreement (the “First Lien Credit Agreement”), as well as borrowings under the Issuer’s revolving credit facility, to (i) refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement with approximately $3,110 million aggregate principal amount of term loans due 2026, which represents a decrease of $100 million from the aggregate principal amount previously disclosed, subject to the repayment, extension or refinancing with longer maturity debt of certain of the Issuer’s other indebtedness, (ii) repurchase or redeem the outstanding $300 million aggregate principal amount of The ADT Security Corporation’s, a Delaware corporation and indirect wholly owned subsidiary of the Company, 5.250% First-Priority Senior Secured Notes due 2020 in full and (iii) pay related fees and expenses in connection with the transactions.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the Securities Act and applicable laws.

On September 13, 2019, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Document

99.1	Press Release, dated September 13, 2019 announcing ADT Inc.’s Upsize and Pricing of Notes Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2019	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Chief Financial Officer